SECOND AMENDMENT TO EXECUTIVE
                              EMPLOYMENT AGREEMENT

                            DATED SEPTEMBER 15, 1997

     Reference is made to the Executive Employment Agreement dated as of September 15, 1997, as amended December 27, 1999 (the "Agreement") by and between J. Baker, Inc. and Stuart M. Glasser. Pursuant to paragraph 25 of the Agreement and in order to further amend certain provisions of the Agreement, the Agreement is hereby amended as follows:

     1. Paragraph 3(a) of the Agreement is hereby amended by adding to the end thereof the following: "The Base Salary will be increased to the rate of $650,000 per annum effective as of April 30, 2000 and shall be further increased to the rate of $700,000 per annum beginning on April 30, 2001."

     2. Paragraph 7 of the Agreement is hereby amended by deleting the phrase "ending on April 30, 2001" in the fourth line thereof and inserting in its place "ending on April 30, 2002."

     3. All other terms of the Agreement shall remain unchanged and continue in full force and effect.



J. BAKER, INC.


By:   /s/ Alan I. Weinstein                  April 17, 2000
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         Alan I. Weinstein                   Date
         President and
         Chief Executive Officer



         /s/ Stuart M. Glasser               April 17, 2000
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         Stuart M. Glasser                   Date